Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VivoPower International PLC 2017 Omnibus Equity Incentive Plan of our report dated September 7, 2020, with respect to the consolidated financial statements of VivoPower International PLC included in its Annual Report (Form 20-F) for the year ended June 30, 2020, filed with the Securities and Exchange Commission.

/s/ PKF Littlejohn LLP	15 Westferry Circus
Canary Wharf
PKF Littlejohn LLP	London E14 4HD

December 21, 2020